                        TERM LOAN AND SECURITY AGREEMENT


                                     BETWEEN


                                   ECOGEN INC.


                                       AND


                               THE BERKSHIRE BANK






                          DATED AS OF DECEMBER 23, 1999

                                TABLE OF CONTENTS
                                                                            PAGE

ARTICLE 1. DEFINITIONS.......................................................1
         1.01. Defined Terms.................................................1
         1.02. Accounting Terms..............................................7
         1.03. UCC Terms.....................................................7

ARTICLE 2. THE LOAN..........................................................8
         2.01. General Terms.................................................8
         2.02. The Note......................................................8
         2.03. Repayment of the Loan.........................................8
         2.04. Payment of Interest...........................................8
         2.05. Lawful Interest...............................................8
         2.06. Facility Fee..................................................8
         2.07. Closing Expenses..............................................8
         2.08. Optional Prepayment of the Loan...............................9
         2.09. Payments to the Bank..........................................9
         2.10. Interest on Overdue Obligations...............................9

ARTICLE 3. CONDITIONS PRECEDENT..............................................9
         3.01. Conditions Precedent to the Closing...........................9
         3.02. Additional Conditions Precedent to the Loan..................12
         3.03. Closing Fees.................................................13
         3.04. Post Closing Conditions......................................13

ARTICLE 4. COLLATERAL SECURITY..............................................13
         4.01. Composition of the Collateral................................13
         4.02. Security Agreement...........................................13
         4.03. Perfection and Maintenance of Security Interest..............14
         4.04. Provisions Relating to Receivables...........................15
         4.05. Provisions Relating to Inventory.............................15
         4.06. Provisions Relating to Machinery and Equipment...............16
         4.07. Provisions Relating to Intellectual Property.................16
         4.08. Provisions Relating to the Monsanto Royalty..................16
         4.09. Priority of Security Interests...............................17

ARTICLE 5. REPRESENTATIONS AND WARRANTIES...................................17
         5.01. Inducing Representations and Warranties......................17
         5.02. Survival.....................................................21

ARTICLE 6. RESERVED.........................................................21

ARTICLE 7. FINANCIAL REPORTING..............................................21
         7.01. Financial Statements.........................................21
         7.02. GAAP Reporting...............................................22
         7.03. Communications with Accountants..............................22

ARTICLE 8. COVENANTS........................................................22
         8.01. Affirmative Covenants........................................22
         8.02. Negative Covenants...........................................26

ARTICLE 9. DEFAULT..........................................................28
         9.01. Events of Default............................................28
         9.02. Remedies.....................................................30
         9.03. UCC Remedies.................................................30
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         9.04. Right of Set-off.............................................31
         9.05. Discretion to Apply the Collateral...........................32
         9.06. Rights and Remedies Cumulative; Waivers......................32
         9.07. Injunctive Relief............................................32
         9.08. Loan by Bank for Borrower Expenses...........................32
         9.09. Power of Attorney............................................33
         9.10. Actions......................................................33

ARTICLE 10. MISCELLANEOUS...................................................33
         10.01.   Construction..............................................33
         10.02.   Further Assurances........................................34
         10.03.   Preferences...............................................34
         10.04.   Indemnification...........................................34
         10.05.   Reimbursement for Bank Expenses...........................34
         10.06.   Strict Enforcement by the Bank............................35
         10.07.   Notices...................................................35
         10.08.   Bank Participations.......................................35
         10.09.   Assignments by the Borrower...............................36
         10.10.   Continuing Obligation.....................................36
         10.11.   Superseding Agreement.....................................36
         10.12.   Amendments and Waivers in Writing.........................36
         10.13.   Severability..............................................36
         10.14.   Governing Law.............................................36
         10.15.   Consent to Jurisdiction; Waiver of Trial by Jury..........36
         10.16.   Headings..................................................37
         10.17.   Counterparts..............................................37

         Exhibit A    Form of Note
         Exhibit B    Form of Guarantee
         Exhibit C    Form of Intercreditor Agreement
         Exhibit D    Locations of Inventory
         Exhibit E    Locations of Machinery and Equipment
         Exhibit F    Places of Business
         Exhibit G    Consents and Approvals

                        TERM LOAN AND SECURITY AGREEMENT


THIS TERM LOAN AND SECURITY AGREEMENT, dated as of December 23, 1999, between ECOGEN INC., a Delaware corporation (the "BORROWER"), and THE BERKSHIRE BANK, a New York banking corporation (the "BANK"),

                                   WITNESSETH:

         In consideration of the mutual covenants made herein and other good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE 1.
                                  DEFINITIONS.

         1.01. DEFINED TERMS. As used herein:

         "ADJUSTED BASE RATE" shall mean a fluctuating rate of interest equal to the Base Rate plus two percent (2%) per annum; provided, however, that upon the occurrence and during the continuation of an Event of Default, such rate shall be equal to the Base Rate plus six percent (6%) per annum.

         "AFFILIATE" shall mean, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, said Person. For the purposes of this Agreement, the term "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through ownership of common stock, by contract or otherwise.

         "AGREEMENT" shall mean this Term Loan and Security Agreement, as the same may, from time to time, be amended or supplemented.

         "BANK" shall mean The Berkshire Bank, a bank organized under the laws of the State of New York, and its successors and assigns.

         "BASE RATE" shall mean a fluctuating interest rate per annum which for each day shall equal the rate of interest announced publicly by the Bank, from time to time, as the Bank's base rate (it being understood and agreed that such rate shall not necessarily be the lowest rate of interest available to the most preferred customers of the Bank), with each change in such rate to be effective for purposes hereof on the day on which such change is so reported, and if not so reported, as determined by the Bank in good faith by the best means available to it.

         "BANKING DAY" shall mean any day other than a Saturday, a Sunday or any other day in which commercial banks in New York City and Pennsylvania are required or authorized to be closed.

         "BORROWER" shall mean Ecogen Inc., a Delaware corporation, and its successors and assigns.

         "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day in which commercial banks in New York City and Pennsylvania are required or authorized to be closed.

         "CLOSING" has the meaning given to such term in Section 3.01 hereof.

         "CLOSING DATE" shall mean the date of the Closing.

         "COLLATERAL" has the meaning given to such term in Section 4.01 hereof.

         "COMMITMENT" shall mean $1,500,000.

         "DEFAULT" shall mean the occurrence of any of the events set forth in
Section 9.01 hereof which after the giving of notice, the passage of time, or both, would become an Event of Default.

         "EVENT OF DEFAULT" has the meaning provided in Section 9.01 hereof.

         "LOAN" shall have the meaning set forth in Section 2.01 hereof.

         "GAAP" shall mean United States generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of the Borrower and any predecessor, as reflected on the historical and pro-forma financial statements referred to in Article 7 hereof, except for changes mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing and except for changes concurred with by a firm of independent certified public accountants reasonably acceptable to the Bank.

         "GENERAL INTANGIBLES" shall mean and include all of the general intangibles of the Borrower, whether now existing or hereafter acquired or arising or in which the Borrower now has or hereafter acquires any rights, including, without limitation, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, registrations, copyrights, licenses, franchises, customer lists, tax refunds, tax refund claims, rights and claims against carriers and shippers, leases, rights to indemnification and all other intangible personal property of every kind and nature (other than Receivables).

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         "GOVERNMENTAL AUTHORITY" shall mean the United States, the States of
Delaware and Pennsylvania, or any other political subdivision in which the Borrower owns any property or conducts any business, or any other political subdivision, agency, authority, board, bureau, commission, court, arbitrator or arbitration board, department, or instrumentality properly exercising jurisdiction over the Borrower.

         "GUARANTEE" means the Guarantee, dated as of the date hereof, executed by the Guarantor , in substantially the form of Exhibit B hereto.

         "GUARANTOR" means Momar Corporation, a Maryland corporation.

         "INDEBTEDNESS" shall mean without duplication:

                  (a) all indebtedness of such Person for borrowed money, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than six (6) months unless being contested in good faith;

                  (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured;

                  (c) all obligations evidenced by notes, bonds, debentures or similar instruments;

                  (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default is limited to repossession or sale of such property);

                  (e) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person even though such Person has not assumed or become liable for the payment of such Indebtedness;

                  (f) intercompany loans with Subsidiaries (other than the Principal Subsidiaries) made in the normal course of business;

                  (g) All indebtedness guaranteed, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse by the Borrower;

                  (h) All indebtedness guaranteed by the Borrower, directly or indirectly, through agreements, contingent or otherwise: (1) to purchase such indebtedness; or (2) to purchase, sell, or lease (as lessee or lessor) property, products, materials, or supplies or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to insure the owner of the indebtedness against loss; or (3) to supply funds to, or in any other manner invest in, the debtor;

                  (i) All indebtedness secured by (or for which the holder of such indebtedness has a right, contingent or otherwise, to be secured
         by) any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance upon property owned or acquired subject thereto whether or not the liabilities secured thereby have been assumed; and

                  (j) the Obligations.

         "INTERCREDITOR AGREEMENT" shall mean the Intercreditor Agreement, dated as of the date hereof, among the Borrower, the Bank and Congress Financial Corporation, in substantially the form attached hereto as Exhibit C.

         "INTELLECTUAL PROPERTY" means (i) all patents, patent applications, patent rights, inventions and improvements, shop rights, processes and formulae, trade secrets, proprietary technical information, technology and know-how, (ii) all trademarks, service marks, trade names, label designs and other trade dress (including the goodwill of the business associated therewith) and copyrights and
(iii) all transferable rights under license agreements with respect to any of the foregoing.

         "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

         "INVENTORY" shall mean and include all of the inventory of the Borrower, whether now existing or hereafter acquired or arising or in which the Borrower now has or hereafter acquires any rights, (i) including, without limitation, goods held by the Borrower for sale or lease or to be furnished under any contract of service, or so furnished by the Borrower, and all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in the business of the Borrower or are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, all returned or repossessed goods now, or at any time or times hereafter, in the possession or under the control of the Borrower or the Bank, and all documents of title or documents representing the same, and (ii) excluding any of such items as set forth in (i) herein to the extent the Borrower does not have an ownership interest in such items.

         "LAWS" shall mean all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any government or political subdivision or agency thereof, or any court or similar entity established by any thereof.

         "LOAN" shall mean the loan under the Loan by the Bank to or for the account of the Borrower pursuant to Article 2 hereof.

         "MACHINERY AND EQUIPMENT" shall mean and include all of the equipment and fixtures of the Borrower, whether now existing or hereafter acquired or arising or in which the Borrower now has or hereafter acquires any rights, including, without limitation, furniture, machinery, vehicles (but excluding titled vehicles) and trade fixtures, together with any and all accessories, accessions, parts and appurtenances thereto, substitutions therefor and replacements thereof.

         "MATERIAL ADVERSE EFFECT" has the meaning set forth in Section 5.01(d) hereof.

         "MATURITY DATE" shall mean June 23, 2001.

         "MONSANTO ACCOUNT" has the meaning set forth in Section 4.08 hereof.

         "MONSANTO INSTRUCTIONS" has the meaning set forth in Section 4.08 hereof.

         "MONSANTO ROYALTY" shall mean all Gene Success Fees and
Commercialization Success Fees payable at any time to Borrower or any of its subsidiaries by Monsanto Company pursuant to the Technology Assignment Agreement dated as of January 24, 1996, as amended, by and among Monsanto Company, Borrower, and Ecogen-Bio, Inc.

         "NOTE" shall mean the promissory note referred to in Section 2.02 hereof.

         "OBLIGATIONS" shall mean:

                  (a) the obligations of the Borrower to pay the principal of, and interest on, the Note in accordance with the terms thereof and to satisfy all of its other liabilities to the Bank hereunder, under the Note, and under any of the other Related Documents, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications, renewals thereof, and substitutions therefor;

                  (b) the obligations of the Borrower to repay to the Bank hereunder, under the Note and under any of the other Related Documents, all amounts advanced by the Bank on behalf of the Borrower, including, but without limitation, advances for principal or interest payments to prior secured parties, mortgagees, or lienors, or for taxes, levies, insurance, rent, or repairs to, or maintenance of the Collateral;

                  (c) all advances, liabilities, obligations, covenants and duties, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, which are owing by the Borrower to the Bank and arise under this Agreement or any Related Document, whether or not for the payment of money, whether direct or indirect, absolute or contingent, or due or to become due; and

                  (d) the obligations of the Borrower to reimburse the Bank on demand, for all of the Bank's out-of-pocket expenses and costs, including the reasonable fees and expenses of its counsel, in connection with the preparation, amendment, modification, or enforcement of this Agreement and the documents required hereunder, and in connection with any proceeding brought, or threatened, to enforce payment of any of the obligations referred to in the foregoing paragraphs (a), (b) and (c).

         "OBLIGOR" shall mean any Person that is an obligor on a Receivable.

         "OUTSTANDING AMOUNT" shall mean, from time to time, the principal amount outstanding under the Loan.

         "PARTICIPATING BANK" shall mean any participating or co-lending bank with which, pursuant to Section 10.08 hereof, the Bank may enter into a participation or co-lending agreement.

         "PERMITTED ENCUMBRANCES" shall mean (A) the security interest of Congress Financial Corporation granted pursuant to the Loan and Security Agreement, dated August 20, 1998, as amended, between Congress Financial Corporation and the Borrower, (B) liens for taxes not yet subject to penalties or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provision (in the opinion of an authorized financial officer of the Bank) shall have been established on the books of the Borrower, (C) pledges or deposits made under workmen's compensation, unemployment insurance, social security and similar legislation, or in connection with appeal or surety bonds incident to litigation, or to secure statutory obligations, (D) mechanics', repairmen's, materialmen's, warehousemen's, and other like liens with respect to liabilities which are not yet due or which are being contested in good faith, (E) encumbrances on assets that are not Collateral and are not used to secure any Indebtedness of the Borrower, (F) purchase money security interests in Machinery and Equipment (including capital leases) not to exceed $925,000 in the aggregate at any time outstanding so long as such security interests do not apply to any property of the Borrower or any of its Subsidiaries other than the Machinery and Equipment so acquired and the Indebtedness secured thereby does not exceed the cost of the Machinery and Equipment so acquired and the Indebtedness secured,
(G) liens and security interests of the Bank and (H) such other minor defects of title which in the opinion of counsel acceptable to the Bank will not materially impair the value of, or the Bank's security interest in, the Collateral for any reasonable use or the ability of the Bank to realize the value of, or its security interest in, the Collateral.

         "PERSON" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, court, or government or political subdivision or agency thereof.

         "PREFERRED DIVIDENDS" shall mean the dividends provided under the Series 1999A Convertible Preferred Stock and the Series 1998C Convertible Preferred Shares.

         "PRINCIPAL SUBSIDIARIES" shall mean Ecogen-Bio Inc., Ecogen Investments Inc., Ecogen Technologies I Incorporated, Ecosearch Mildew I Inc., Ecoresearch Harvest Rot II Inc., Ecoresearch Corn Borer III Inc., Ecoresearch Nematodes IV Inc., Ecoresearch Rootworm V Inc. and Ecoresearch Turf VI Inc.

         "RECEIVABLES" shall mean and include, with respect to the Borrower, all of the accounts, contract rights, chattel paper and instruments of the Borrower, whether now existing or hereafter acquired or arising or in which the Borrower now has or hereafter acquires any rights, including, without limitation, all present and future rights to payments for goods, merchandise or Inventory sold or leased or for services rendered, whether or not represented by instruments or chattel paper, and whether or not earned by performance; proceeds of any letter of credit on which the Borrower is beneficiary; and all forms of obligations whatsoever owing to the Borrower, together with all instruments and documents of title representing any of the foregoing, all rights in any goods, merchandise or Inventory which any of the foregoing may represent, all rights in any returned or repossessed goods, merchandise or Inventory, and all rights, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

         "RECORDS" shall mean correspondence, memoranda, tapes, discs, papers, books, and other documents, or transcribed information of any type, whether expressed in ordinary or machine language, wheresoever the same may be located, and whether or not the same are in the possession of the Borrower or another Person.

         "RELATED DOCUMENTS" shall mean the documents, whether deliverable at or after the Closing, required under Section 3.01 hereof.

         "SUBSIDIARY" shall mean, with respect to the Borrower, any corporation of which more than 50% of the outstanding stock having ordinary voting power to elect a majority of the board of directors of such corporation is at the time directly or indirectly owned or controlled by the Borrower or by one or more Subsidiaries.

         "TRANSACTION DOCUMENTS" has the meaning set forth in Section 5.01(b) hereof.

         1.02. ACCOUNTING TERMS. Accounting terms used and not otherwise defined in this Agreement have the meanings determined by GAAP, and all calculations with respect to accounting or financial matters unless otherwise provided herein shall be computed in accordance with GAAP.

         1.03. UCC TERMS. All terms used herein that are defined in the Uniform Commercial Code of the applicable jurisdiction (the "UCC") and are not otherwise defined herein shall have the meanings assigned to such terms in the UCC.

                                   ARTICLE 2.
                                    THE LOAN.

         2.01. GENERAL TERMS. Subject to the provisions of this Agreement, the Bank hereby establishes a term loan facility for the account of the Borrower, under which the Bank agrees to make a term loan to the Borrower (the "LOAN") on the Closing Date in a principal amount equal to the Commitment.

         2.02. THE NOTE. On the Closing Date, the Borrower shall execute and deliver a promissory note to the Bank (the "NOTE"), which Note shall be in the form of Exhibit A hereto. The Note shall be in the principal amount of the Commitment.

         2.03. REPAYMENT OF THE LOAN. An amount of principal on the Loan equal to $500,000 shall be due and payable on June 23, 2000 and the Outstanding Amount shall be due and payable on the Maturity Date.

         2.04. PAYMENT OF INTEREST. Interest for the Loan shall be payable by the Borrower at the Adjusted Base Rate monthly in arrears on the first day of each month, calculated on the basis of a 360-day year for actual days elapsed.

         2.05. LAWFUL INTEREST. Nothing contained in this Agreement or in the Note or in any other agreement or instrument evidencing or relating to the Obligations shall be construed to permit the Bank to receive at any time interest, fees or other charges in excess of the amounts which the Bank is legally entitled to charge and receive under any law to which such interest, fees or charges are subject. In no contingency or event whatsoever shall the compensation payable to the Bank by the Borrower, howsoever characterized or computed, hereunder or under the Note or under any other agreement or instrument evidencing or relating to the Obligations exceed the highest rate permissible under any law to which such compensation is subject. There is no intention that the Bank shall contract for, charge or receive compensation in excess of the highest lawful rate, and, in the event it should be determined that the Bank has contracted for any rate of interest in excess of the highest lawful rate, then ipso facto such rate shall be reduced to the highest lawful rate so that no amounts shall be charged which are in excess thereof, and, in the event it should be determined that any excess over such highest lawful rate has been charged or received, the Bank shall promptly refund such excess to the Borrower; provided, however, that, if lawful, any such excess shall be paid by the Borrower to the Bank as additional interest (accruing at a rate equal to the maximum legal rate minus the rate provided for hereunder) during any subsequent period when regular interest is accruing hereunder at less than the maximum legal rate.

         2.06. FACILITY FEE. On the Closing Date, the Borrower shall pay to the Bank a facility fee in the amount of $7,500.

         2.07. CLOSING EXPENSES. On the Closing Date, the Borrower shall reimburse the Bank for the reasonable fees and disbursements of counsel to the Bank, and all other out-of-pocket fees and expenses incurred by the Bank referred to in Section
10.05 hereof relating to the Loan.

         2.08. OPTIONAL PREPAYMENT OF THE LOAN. Upon one (1) Business Day's notice to the Bank, or upon same day notice received by the Bank prior to 12:00 noon (New York time), the Borrower may prepay the Outstanding Amount of the Loan in whole or, from time to time, in part, without premium or penalty, any partial payment to be made in integral multiples of $100,000; provided, however, that any such prepayment shall be applied solely to principal due under the Loan.

         2.09. PAYMENTS TO THE BANK. (a) All payments of interest on, and principal of, the Loan, all fees, and all other sums payable to the Bank shall be paid directly to the Bank, at its address set forth in Section 10.07 hereof, or such other place as the Bank shall by written notice to the Borrower designate, in immediately available funds on the dates specified hereunder, or if any such date is not a Business Day, then on the next succeeding Business Day, in such currency of the United States of America as is, at the time of payment, legal tender for the payment of public and private debts. Except as otherwise provided in this Agreement, the Bank shall send the Borrower statements of all amounts due hereunder for interest, principal, and fees, which statements shall be considered correct and presumptively binding on the Borrower unless the Borrower notifies the Bank to the contrary within thirty (30) days of its receipt of any statement which it deems to be incorrect.

         (b) All payments made by the Borrower under this Agreement shall be made free and clear of, and without reduction for or on account of, any present or future stamp or other taxes, levies, imposts, duties, charges, fees, deductions, withholdings, restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed by any country (or by any political subdivision or taxing authority thereof or therein) excluding income and franchise taxes now or hereafter imposed on the Bank.

         2.10. INTEREST ON OVERDUE OBLIGATIONS. Except as otherwise expressly provided herein, the Borrower agrees to pay to the Bank interest at the Adjusted Base Rate on all Obligations which are due hereunder and unpaid from the due date to the date of payment by the Borrower.

                                   ARTICLE 3.
                              CONDITIONS PRECEDENT.

         The obligation of the Bank to make the Loan is subject to the following:

         3.01. CONDITIONS PRECEDENT TO THE CLOSING. The Borrower shall have delivered to the Bank, prior to December 23, 1999 (the date upon which all of the following have been delivered to the Bank to be defined as the "CLOSING DATE"), the following:

                  (a) the Note, duly executed by the Borrower;

                  (b) the Guarantee, duly executed by the Guarantor;

                  (c) the Intercreditor Agreement, duly executed by the Borrower and Congress Financial Corporation;

                  (d) a list of insurance policies complying with Section 8.01(k) hereof and a copy of the certificate of insurance with respect to each such policy, and, with respect to casualty insurance policies, loss payable endorsements naming the Bank as loss payee, together with evidence that all premiums that are due have been paid on each such policy;

                  (e) the written consent of Congress Financial Corporation to this Agreement and the transactions contemplated hereby;

                  (f) such Uniform Commercial Code filings as are necessary in the Commonwealth of Pennsylvania to perfect the security interests of the Bank in the Collateral;

                  (g) a copy of the certificate of incorporation of the Borrower, certified as of a current date by the Secretary of State of Delaware;

                  (h) a good standing certificate for the Borrower, issued as of a current date by the Secretary of State of Delaware;

                  (i) a certificate or certificates issued as of a current date by the Secretary of Commonwealth of Pennsylvania, or other evidence acceptable to the Bank in its sole discretion, stating that the Borrower is qualified to do business in, and is in good standing as a foreign corporation doing business in, the Commonwealth of Pennsylvania;

                  (j) a certificate of the secretary of the Borrower certifying
         (i) that attached thereto is a true and complete copy of the bylaws of the Borrower as in effect on the date of such certification, (ii) that attached thereto is a true and complete copy of resolutions adopted by the board of directors of the Borrower authorizing the execution, delivery and performance of this Agreement and each of the other Related Documents to which it is a party, and (iii) as to the incumbency and genuineness of the signature of each officer of the Borrower executing this Agreement;

                  (k) a certificate signed by the president of the Borrower attesting to such factual matters as shall be requested by the Bank, including that (i) the representations and warranties set forth in
         Article 5 hereof (as they relate solely to the transactions contemplated by the Closing) are true and correct in all material respects on and as of such date with the same effect as though made on and as of such date, (ii) the Borrower is on such date in compliance with all the terms and provisions set forth in this Agreement and the other Related Documents (each, as they relate solely to the transactions contemplated by the Closing) on its part to be observed or performed, and (iii) on such date, and after giving effect to the consummation of the transactions contemplated by this Agreement, no Default or Event of Default nor any event or condition which with the making of the Loan, the consummation of such transactions or any combination thereof would constitute such a Default or Event of Default, has occurred and is continuing;

                  (l) a written opinion of Paul, Hastings, Janofsky & Walker LLP, counsel to the Borrower, dated the Closing Date and addressed to the Bank, in form satisfactory to the Bank, to the effect that:

                           (1) the Borrower is a corporation duly organized,
                  validly existing and in good standing under the laws of the State of Delaware, and has the power to own its assets and to transact the business in which it is engaged,

                           (2) the Borrower has the power to execute, deliver
                  and perform the Borrower's obligations under the Transaction Documents and the shareholders and the board of directors of the Borrower have taken all necessary action required under the certificate of incorporation and bylaws of the Borrower to authorize the execution and delivery by the Borrower of, and performance of the Borrower's obligations under, the Transaction Documents,

                           (3) the execution and delivery by the Borrower of,
                  and performance by the Borrower of the Borrower's obligations under, the Transaction Documents (i) will not violate any provision of any applicable law (including laws relating to usury) or regulation or of any order, writ, judgment, injunction or decree of any governmental authority, (ii) will not violate any provision of the certificate of incorporation or bylaws of the Borrower and (iii) will not violate any provision of, or constitute a default under, or result in the creation or imposition of any prohibited lien on any asset of the Borrower pursuant to the provisions of, any mortgage, indenture, contract, agreement or other undertaking known to such counsel to which the Borrower is a party or which is binding upon the Borrower or upon any of its assets,

                           (4) the Transaction Documents have been duly executed
                  and delivered by the Borrower, and constitute the legal, valid and binding obligations of the Borrower, subject to bankruptcy, insolvency, moratorium, or other similar laws affecting creditors' rights generally and to principles of equity,

                           (5) with respect to the Commonwealth of Pennsylvania,
                  all financing statements necessary or desirable to be filed in connection with the perfection of the security interests in the Collateral granted hereunder and under the Related Documents have been duly filed and no other filing or recording is required (other than that, prior to the expiration of five years from the date of the initial filing, the filing of continuation statements shall be required) and the foregoing are effective to create a valid and perfected security interest in the Collateral in favor of the Bank securing the Obligations, and

                           (6) to the knowledge of such counsel, there is no
                  action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body pending or threatened in writing against or affecting the Borrower wherein an unfavorable decision, ruling or finding would materially, adversely affect the transactions contemplated by this Agreement or any of the obligations of the Borrower;

                  (m) a copy of the Monsanto Instructions with evidence of the mailing thereof to Monsanto Company by certified mail; and

                  (n) such other documents, instruments, agreements and opinions as the Bank may reasonably request.

         In addition, the Borrower shall have delivered or caused the Guarantor to deliver to the Bank, prior to the Closing Date:

                  (i) a copy of the certificate of incorporation of the Guarantor, certified as of a current date by the Secretary of State of Maryland;

                  (ii) a good standing certificate for the Guarantor, issued as of a current date by the Secretary of State of Maryland; and

                  (iii) a certificate of the president of the Guarantor certifying (i) that attached thereto is a true and complete copy of the bylaws of the Guarantor as in effect on the date of such certification,
         (ii) that attached thereto is a true and complete copy of resolutions adopted by the board of directors of the Guarantor authorizing the execution, delivery and performance of the Guarantee, and (iii) as to the incumbency and genuineness of the signature of each officer of the Guarantor executing the Guarantee.

         3.02. ADDITIONAL CONDITIONS PRECEDENT TO THE LOAN. Notwithstanding any other provision of this Agreement, the Bank shall have no obligation to make the Loan unless and until the following conditions have been met with respect to the
Borrower:

                  (a) Immediately before and after the Loan, no Event of Default (other than as set forth in Section 5.01(o) hereof) shall have occurred and be continuing; and

                  (b) The representations and warranties of the Borrower contained in this Agreement shall be true as if made on and as of the date of the Loan.

         3.03. CLOSING FEES. In addition to the conditions set forth in Sections
3.01 and 3.02 hereof, it shall be a condition precedent to the Closing that the Borrower shall have paid to the Bank the facility fee provided for in Section
2.06 hereof plus the fees and expenses of the Bank related to the Closing which are provided for in Section 2.07 hereof.

         3.04. POST CLOSING CONDITIONS. The Borrower shall deliver to the Bank, prior to January 17, 1999, the following:

                  (a) a UCC search report reflecting that such personal property security interests constitute valid and perfected first priority security interests (except for Permitted Encumbrances), duly recorded in the appropriate recording or filing offices with all recording or filing fees and taxes, if any, paid thereof; and

                  (b) termination statements executed by any creditors holding security interests, if any, which are not Permitted Encumbrances in any of the Collateral.

                                   ARTICLE 4.
                              COLLATERAL SECURITY.

         4.01. COMPOSITION OF THE COLLATERAL. The property in which a security interest is granted pursuant to the provisions of Section 4.02 is herein collectively called the "COLLATERAL." The Collateral, together with all other property of the Borrower of any kind held by the Bank shall stand as one general, continuing collateral security for all Obligations and may be retained by the Bank as collateral security until all Obligations have been satisfied in full.

         4.02. SECURITY AGREEMENT. As security for all Obligations, the Borrower grants to the Bank (in addition to any collateral security in which a security interest is granted pursuant to any of the other Related Documents) a security interest (subject to Permitted Encumbrances) in and assignment of:

                  (a) all of the Borrower's Receivables;

                  (b) all of the Borrower's Machinery and Equipment;

                  (c) all of the right, title and interest of the Borrower in and to any agreements or contracts for the sale of goods and services, and other miscellaneous agreements and contracts as such agreements may be amended or otherwise modified from time to time herein including without limitation: (i) all rights of the Borrower to receive moneys due and to become due under or pursuant to such agreements or contracts, (ii) all rights of the Borrower to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the agreements or contracts, (iii) claims of the Borrower for damages arising out of or for breach of or default under the agreements or contracts and (iv) the right of the Borrower to terminate the agreements or contracts, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder.

                  (d) all of the Borrower's General Intangibles;

                  (e) all of the Borrower's Inventory;

                  (f) all of the Borrower's goods, chattels, business Records, contracts, documents of title, fixtures, insurance policies and proceeds, licenses, licensing fees, permits, approvals, consents, certificates, stock, surveys, engineering reports, tools, landscaping, all other equipment and machinery, furniture, furnishings, business machines, appliances, deposits, security deposits, money, securities, claims, demands, causes of action, refunds, rebates, income and all other tangible and intangible real, personal or mixed property whether now owned or hereafter acquired; and

                  (g) all proceeds, products, additions to, replacements of, substitutions for and accessions of any and all Collateral described in subparagraphs (a), (b), (c), (d), (e) and (f) above.

         4.03. PERFECTION AND MAINTENANCE OF SECURITY INTEREST. Until all Obligations have been fully satisfied, the Bank's security interest in the Collateral, and all products and proceeds thereof, whether such goods and rights are now owned or hereafter acquired, shall continue in full force and effect. The Borrower shall perform or cause to be performed any and all steps requested by the Bank to perfect, maintain and protect the Bank's security interest in the Collateral, including, without limitation, executing and filing financing or continuation statements, or amendments thereof, in form and substance satisfactory to the Bank, maintaining a perpetual inventory and complete and accurate stock records, delivering to the Bank any warehouse receipts not pledged to a secured party under any Permitted Encumbrance covering that portion of the Collateral, if any, located in warehouses or storage facilities and for which negotiable warehouse receipts are issued, or taking such other steps as are deemed necessary by the Bank to maintain the Bank's control of the Inventory. The Bank may file one or more financing statements disclosing the Bank's security interest under this Agreement without the Borrower's signature appearing thereon or may execute any such financing statement on behalf of the Borrower and the Borrower shall pay the reasonable costs of, or incidental to, any recording or filing of any financing statements concerning the Collateral; provided, however, that the Bank shall give prompt notice in writing to the Borrower of any such action. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall, upon the Bank's Request, perform or cause to be performed the transferring of Inventory to warehouses or storage facilities designated by the Bank. If any Inventory is in the possession or control of any warehouseman or of the agents or bailees of the Borrower, the Borrower shall notify such agents or bailees of the Bank's security interest in such Inventory and, upon the occurrence and during the continuance of an Event of Default, instruct them to hold all such Inventory for the Bank's account and subject to the Bank's instructions. From time to time, the Borrower shall, upon the Bank's request, execute and deliver or cause to be executed and delivered confirmatory written instruments pledging to the Bank the Inventory described in any such written instruments or otherwise; provided, however, that no failure of the Borrower to execute and deliver such confirmatory instruments shall affect or limit the Bank's security interest or other rights in and to the Inventory.

         4.04. PROVISIONS RELATING TO RECEIVABLES. The following provisions relating to Receivables shall be applicable to the Borrower during the term hereof:

                  (a) Without the prior written consent of the Bank, which will not be unreasonably withheld, in each case, the Borrower will not redate any invoice or sale or make sales on extended dating beyond that customary in its industry or materially change the terms of sale customarily offered to its customers.

                  (b) If the Borrower becomes aware of anything materially detrimental to the credit of any Obligor that owes the Borrower more than $100,000, it will promptly advise the Bank thereof.

                  (c) During the term of this Agreement, the Borrower shall not sell or assign or grant any security interest in any Receivables to anyone other than the Bank or to holders of Permitted Encumbrances.

                  (d) The Bank may, at all times after the occurrence and during the continuance of an Event of Default, settle or adjust disputes and claims directly with the Obligors for amounts and upon terms which the Bank considers advisable, subject to the consent of holders of Permitted Encumbrances.

                  (e) The Borrower agrees, represents and warrants that each Receivable will be owned by the Borrower free and clear of any liens, claims or encumbrances except in favor of the Bank and the holders of Permitted Encumbrances and will cover a bona fide sale and delivery of Inventory usually dealt in by the Borrower, or the provision by the Borrower of services to the Obligors in the ordinary course of business.

                  (f) Upon the occurrence and during the continuance of an Event of Default, the Bank or its designee may notify the Obligors at any time that Receivables have been assigned to the Bank or of the Bank's security interest therein, collect them directly and charge the collection costs and expenses to the Borrower's loan account.

         4.05. PROVISIONS RELATING TO INVENTORY. The Borrower represents, warrants and covenants that all the Inventory is and will be owned by the Borrower free of all liens and encumbrances other than the Bank's security interest hereunder and except for Permitted Encumbrances, and shall be kept by the Borrower at the locations set forth on Exhibit D hereto, and that the Borrower shall not (without the Bank's prior written approval) remove the Inventory therefrom except for the purposes of sale in the regular course of its business and except as required by the holders of Permitted Encumbrances. Except for sales of Inventory made in the ordinary course of business, the Borrower shall not sell, encumber or dispose of or permit the sale, encumbrance or disposal of any Inventory without the Bank's prior written consent.

         4.06. PROVISIONS RELATING TO MACHINERY AND EQUIPMENT. The Borrower shall keep and maintain its Machinery and Equipment in good operating condition and repair and shall make all necessary replacements thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved, and shall not permit any such items to become a fixture to real estate or accession to other personal property unless the Bank has a security interest in such real estate or other personal property subject only to Permitted Encumbrances. The Borrower shall, immediately on demand therefor by the Bank, deliver to the Bank any and all evidence of ownership of any of the Machinery and Equipment. The Machinery and Equipment shall be maintained at locations specified in Exhibit E hereto. The Borrower shall not sell, lease, grant a security interest in or otherwise dispose of or encumber the Machinery and Equipment, or any part thereof (except that the Borrower may sell and replace obsolete Machinery and Equipment in the ordinary course of business), other than with Permitted Encumbrances.

         4.07. PROVISIONS RELATING TO INTELLECTUAL PROPERTY. The Borrower and each Subsidiary has good and valid title to, or has all necessary rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other intellectual property rights (collectively, the "Intellectual Property Rights") which the Borrower reasonably believes are necessary for use in connection with its business and the business of each Subsidiary, and which the failure to so have would have a Material Adverse Effect. To the best knowledge of the Borrower, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights that is reasonably likely to have a Material Adverse Effect.

         4.08. PROVISIONS RELATING TO THE MONSANTO ROYALTY. The Borrower shall establish an account with the Bank (the "MONSANTO ACCOUNT") which shall be used for the sole purpose of receiving payments on the Monsanto Royalty. The Borrower shall instruct Monsanto Company in writing (the "MONSANTO INSTRUCTIONS") to make all payments on the Monsanto Royalty to the Bank for deposit into the Monsanto Account, which instructions shall provide that the Monsanto Instructions may not be modified or rescinded without the written consent of the Bank. Amounts on deposit in the Monsanto Account may be applied, during the continuance of an Event of Default, to the payment of regularly scheduled payments of principal and interest on the Loan. Any amounts on deposit in the Monsanto Account not currently required to make payments on the Loan as aforesaid shall be paid to the Borrower, but only with the consent of the Bank, which consent shall not be unreasonably withheld; provided, however, that the Bank shall not withhold its consent with respect to any amounts in excess of the unpaid principal balance of the Loan.

         4.09. PRIORITY OF SECURITY INTERESTS. The Borrower warrants that the security interests of the Bank in the Collateral shall be perfected security interests, subject only to Permitted Encumbrances.

                                   ARTICLE 5.
                         REPRESENTATIONS AND WARRANTIES.

         5.01. INDUCING REPRESENTATIONS AND WARRANTIES. In order to induce the Bank to enter into this Agreement and to make the Loan, the Borrower represents and warrants to the Bank that (where appropriate, giving effect to the consummation of the transactions contemplated by this Agreement) as of the Closing Date:

                  (a) Organization and Qualification. The Borrower and each Subsidiary (as defined below) is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Ecogen Investments Inc., a Delaware corporation ("E-Investments"), Ecogen-Bio Inc., a Delaware corporation ("E-Bio") and Ecogen Technologies I Incorporated, a Delaware corporation ("Etech"), comprise all of the entities which would be deemed "significant subsidiaries" of the Borrower, as such term is defined in Rule 1-02(w) of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Borrower is the owner of all of the issued and outstanding capital stock of E-Investments and E-Bio, and is the owner of no less than 70% of the issued and outstanding common stock of Etech, free and clear of any and all liens, charges or encumbrances or rights of first refusal of any nature whatsoever.

                  (b) Authority. The Borrower has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of this Agreement and the other agreements and instruments executed and delivered by it pursuant hereto (collectively, the "Transaction Documents") and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Borrower and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Borrower and no further action is required by the Borrower. Each of the Transaction Documents has been duly executed by the Borrower and, when delivered (or filed, as the case may be) in accordance with the terms hereof, will constitute the valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms. Neither the Borrower nor any Subsidiary is in violation of any of the provisions of its respective certificate of incorporation, by-laws or other charter documents.

                  (c) Due Authorization. The execution, delivery and performance of this Agreement and each of the other Related Documents to which the Borrower is a party and the creation of the security interests and liens provided for under this Agreement have been duly authorized by all necessary or proper action on the part of the Borrower, including the consent of its shareholders where required.

                  (d) Noncontravention. The execution, delivery and performance of the Transaction Documents by the Borrower and the consummation by the Borrower of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its certificate of incorporation, bylaws or other charter documents (each as amended through the date hereof), or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in a loss of contractual benefits under any agreement, credit facility, indenture or instrument (evidencing a Borrower debt or otherwise) to which the Borrower or any Subsidiary is party or by which any property or asset of the Borrower or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or Governmental Authority to which the Borrower or any Subsidiary is subject or by which any property or asset of the Borrower or any Subsidiary is bound or affected, except in the case of each of clauses (ii) and (iii), as is not reasonably likely to, individually or in the aggregate, (x) have or result in a material adverse effect on the business, operations, property, assets, liabilities (financial or otherwise) or prospects of the Borrower and the Subsidiaries, taken as a whole, or (y) adversely impair the Borrower's ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (x) or (y), being a "Material Adverse Effect").

                  (e) Valid and Binding Obligations. This Agreement, the Note and each of the other Related Documents to which the Borrower is a party are, or upon delivery thereof to the Borrower will be, the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally and to principles of equity affecting the enforcement of contractual obligations generally.

                  (f) Corporate and Fictitious Names. During the five (5) years preceding the date of this Agreement, neither the Borrower nor any predecessor of the Borrower has been known as or used any corporate or fictitious name other than its current corporate name.

                  (g) Places of Business. The Borrower's chief executive offices and principal place of business, and the place where the Borrower maintains all records relating to the Collateral, is at the address set forth in Section 10.07 hereof. The Borrower has no other place of business, except as specified in Exhibit F hereto and the Borrower maintains Collateral at no other locations, except as specified in Exhibits D, E and F hereto.

                  (h) Title to Assets. The Borrower has good, indefeasible, and merchantable title to and ownership of the Collateral, free and clear of all liens, claims, security interests and encumbrances other than Permitted Encumbrances.

                  (i) Governmental Authorizations to Conduct Business. Each of the Borrower and its Subsidiaries possesses all permits and other governmental authorizations that are material to the conduct of its business. Such licenses, permits and other governmental authorizations are valid and sufficient for the business presently carried on by the Borrower and its Subsidiaries, and neither the execution, delivery or performance of this Agreement or the Related Documents nor the consummation of the transactions contemplated hereby will affect the validity thereof or require consent with respect thereto, and, to the best of the knowledge of the Borrower, there is no threat of suspension or cancellation of any such license, permit or governmental authorization. Neither the business of the Borrower or any of its Subsidiaries is being conducted in violation of any law, ordinance or regulation of any Governmental Authority, including any filing requirement in respect thereof, except for violations which, individually or in the aggregate, do not and will not have Material Adverse Effect.

                  (j) Consents and Approvals. Except as specifically set forth in Exhibit G neither the Borrower nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other Federal, state, local or governmental authority or other Person in connection with the execution, delivery and performance by the Borrower of the Transaction Documents.

                  (k) Legal Proceedings. There is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any governmental authority pending or, to the best of the Borrower's knowledge, threatened against or affecting the Borrower or any Subsidiary (and to the best of the Borrower's knowledge, there is no basis therefor) (i) wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

                  (l) Taxes. Each of the Borrower and its Subsidiaries has filed all federal, state and local tax returns which are required to be filed, and has paid, or made provision for the payment of, all taxes which have become due pursuant to said returns or pursuant to any statement, it any, received by the Borrower or any Subsidiary. The income tax returns filed by each of the Borrower and its Subsidiaries properly reflect the income and taxes of the Borrower and its Subsidiaries and for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit, and having no Material Adverse Effect.

                  (m) SEC Documents; Financial Statements. The Borrower has previously furnished the Purchaser with true and correct copies of all documents which have been filed by the Borrower with the Commission pursuant to the Exchange Act since October 31, 1998 (collectively, the "SEC Documents"). The SEC Documents constitute all reports and other documents the Borrower was required to file under the Exchange Act since October 31, 1998. At the time of filing with the Commission, the SEC Documents were prepared in all material respects in accordance with the applicable requirements of the Exchange Act and the rules and regulations thereunder, did not contain any untrue statement of a material fact, and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited and unaudited consolidated financial statements contained in the SEC Documents present fairly the consolidated financial condition and results of operations and changes in stockholders' equity and cash flows of the Borrower and its consolidated subsidiaries as of the dates and for the periods indicated, in each case in accordance with GAAP consistently applied during the periods presented, except as may otherwise be stated in such financial statements. For purposes of this Agreement, all financial statements of the Borrower shall be deemed to include the notes to such financial statements. Neither the Borrower nor any Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a consolidated balance sheet of the Borrower or in the notes thereto, prepared in accordance with GAAP consistently applied except for (A) liabilities or obligations that were reserved on or reflected in the consolidated balance sheet of the Borrower at October 31, 1998 (and notes thereto) included in the SEC Documents, (B) liabilities or obligations arising in the ordinary course of business since October 31, 1998, (C) liabilities or obligations which are not, individually or in the aggregate, material to the Borrower and its Subsidiaries taken as a whole, or (D) liabilities and obligations described in the SEC Documents. Except as described in the SEC Documents, since October 31, 1998, there has not been any material adverse change in the condition (financial or otherwise) results of operations, business, assets, liabilities or prospects of the Borrower and the Subsidiaries, taken as a whole.

                  (n) Violations of Law. The Borrower is not in violation of any applicable statute, regulation or ordinance of any Governmental Authority, in any respect materially and adversely affecting the Collateral or the business, property, assets, operations or condition of the Borrower, financial or otherwise.

                  (o) No Default or Violation. Neither the Borrower nor any Subsidiary (i) is in default under or in violation of (and no event has occurred which has not been waived which, with notice or lapse of time or both, would result in a default by the Borrower or any Subsidiary under), nor has the Borrower or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other material agreement or instrument to which it is a party or by which it or any of its properties is bound, except that the Borrower is in default of the provisions contained in Sections 9.14 and 9.15 of the Loan and Security Agreement, dated August 20, 1998, between the Borrower and Congress Financial Corporation (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, except as is not reasonably likely, individually or in the aggregate, to have or result in a Material Adverse Effect.

                  (p) Certain Fees. No fees or commissions will be payable by the Borrower to any broker, financial advisor or consultant, finder, placement agent, investment banker, or bank with respect to the transactions contemplated by this Agreement.

                  (q) Delivery of Information. Neither any Related Document nor any document, report, notice, lease, operating agreement, schedule, certificate, statement or other writing (collectively, the "DOCUMENTS") furnished or caused to be furnished by the Borrower to the Bank contains, to the best of the Borrower's knowledge, any untrue statement of a material fact or omits to state a material fact necessary to make the statements made therein not misleading in light of the circumstances under which they were made. To the best of the Borrower's knowledge, there is no fact which could materially adversely affect the Borrower or its ability to meet its obligations under this Agreement or any Related Document. To the best of the Borrower's knowledge, since the furnishing of the Documents, there has been no change or any development or event involving a prospective change with respect to the Borrower which would render any of the Documents untrue or misleading in any material respect.

                  (r) Investment Company. The Borrower is not, and is not an Affiliate (as defined in Rule 405 under the Securities Act) of, an "investment company" within the meaning of the investment Company Act of 1940, as amended.

         5.02. SURVIVAL. All of the representations and warranties set forth in
Section 5.01 shall survive until all Obligations are satisfied in full, and there remain no outstanding commitments hereunder.

                                   ARTICLE 6.
                                    RESERVED.

                                   ARTICLE 7.
                              FINANCIAL REPORTING.

         7.01. FINANCIAL STATEMENTS. During the term of this Agreement, the Borrower shall deliver to the Bank:

                  (a) Quarterly Statements. Within fifty (50) days after the end of each of the first three fiscal quarters, a copy of the unaudited consolidated quarterly financial statements of the Borrower, consisting of a balance sheet and statements of income for the quarter and year-to-date period then ended, prepared by the Borrower (subject to normal year-end audit adjustments); and

                  (b) Annual Audit Report. Within one-hundred five (105) days after the close of each fiscal year of the Borrower, (i) a copy of the consolidated annual financial statements of the Borrower, consisting of a balance sheet and statements of income and cash flows for the fiscal year then ended, accompanied by the unqualified report of the independent certified public accountants regularly retained by the Borrower and acceptable to the Bank (the "Annual Audit Report").

         7.02. GAAP REPORTING. All financial information required to be furnished to the Bank under this Article 7 shall be prepared in accordance with GAAP.

         7.03. COMMUNICATIONS WITH ACCOUNTANTS. In the event that the Bank determines that it has not received the Annual Audit Report from the Borrower, the Borrower authorizes the Bank to communicate directly with its independent public accountants, and authorizes those accountants to disclose to the Bank any and all financial statements and other information of any kind that they may have with respect to the Borrower and its Subsidiaries and their respective businesses and financial affairs. The Borrower shall upon the request of the Bank deliver a letter addressed to such accountants instructing them to comply with the provisions of this paragraph upon request therefor by the Bank.

                                   ARTICLE 8.
                                   COVENANTS.

         8.01. AFFIRMATIVE COVENANTS. The Borrower hereby covenants and agrees with the Bank that, so long as any of the Obligations remain unsatisfied or any commitments hereunder remain outstanding, it will comply at all times with the following affirmative covenants unless the Bank shall have otherwise agreed in writing:

                  (a) Use of Proceeds. The proceeds of the Loan will be used by the Borrower only for working capital;

                  (b) Reports and Notices. The Borrower shall furnish to the
         Bank:

                           (1) Place of Business. Promptly, notice of any change
                  in the location of the Borrower's principal place of business or chief executive office or of any change in the location or the Borrower's books and Records;

                           (2) Events of Default. As soon as possible and in any
                  event within ten (10) days after the Borrower obtains actual knowledge of the occurrence and continuance of any Default, Event of Default or any event of default under the Loan and Security Agreement, dated August 20, 1998, between the Borrower and Congress Financial Corporation, as amended, modified, supplemented, extended, renewed, restated or replaced, a statement setting forth details of such default and the action which the Borrower proposes to take with respect thereto, other than those defaults disclosed in
                  Section 5.01(o) hereof;

                           (3) Litigation and Labor Disputes. Immediately,
                  notice of (1) any litigation or proceeding in which the Borrower is a party if an adverse decision therein would require it to pay more than $50,000 or deliver assets the value of which could have a Material Adverse Effect (whether or not the claim is considered to be covered by insurance);
                  (2) the institution of any other suit or proceeding involving the Borrower that might materially and adversely affect its operations, financial condition, property or business prospects; and (3) any labor dispute to which the Borrower may become a party which may, if unfavorably resolved, have a material financial impact on it, any strikes, walkouts or work stoppages having a duration of more than one week, and the expiration of any labor contract to which it is a party or by which it is bound;

                           (4) Material Adverse Changes. Immediately, notice of
                  any material adverse change in the business prospects, financial condition or results of operations of the Borrower of which it becomes aware;

                           (5) Bankruptcy Proceedings. Immediately, notice of
                  the commencement of any proceedings by or against the Borrower under any applicable bankruptcy, reorganization, liquidation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, trustee or other similar official is sought to be appointed for the Borrower;

                           (6) Regulatory Supervision or Penalty. Immediately,
                  notice of the receipt of notice from any agency or governmental body having authority over the conduct of the Borrower's business that (A) the Borrower is being placed under regulatory supervision if such regulatory supervision is likely to, in the aggregate, have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower taken as a whole, (B) any license, permit, charter, membership or registration material to the conduct of the Borrower's business is to be suspended or revoked, or (C) the Borrower is to cease and desist any practice, procedure or policy employed by the Borrower in the conduct of its business, and such cessation would have a material adverse effect upon the value of the Collateral or upon the

                  Borrower's ability to perform its obligations under this Agreement or any Related Document; and

                           (7) Other Information. Promptly upon the request of
                  the Bank, such other documents and information with respect to the Collateral, to the Borrower and the compliance by the Borrower with the requirements of the Transaction Documents as the Bank may from time to time reasonably request.

         Each notice given pursuant to this subsection (B) shall be accompanied by a statement of the Borrower setting forth details of the occurrence referred to therein and stating what action, if any, the Borrower proposes to take with respect thereto;

                  (c) Financial Records. The Borrower shall keep adequate Records and books of account with respect to its business activities in which proper entries are made and all Annual Audit Reports required to be furnished to the Bank shall be prepared in accordance with GAAP reflecting all its financial transactions;

                  (d) Asset Records. The Borrower shall keep accurate and complete Records of its Receivables, Inventory, Machinery and Equipment, and General Intangibles consistent with sound business practices;

                  (e) Access to Premises and Records. The Bank may at all times have access to, inspect, audit and make extracts from all of the books and Records of the Borrower. Such inspections shall be conducted upon reasonable notice during normal business hours and shall not unreasonably disrupt the business of the Borrower;

                  (f) Taxes. The Borrower shall file all federal, state and local tax returns and other reports as the Borrower is required by law to file, maintain adequate reserves for the payment of all taxes, assessments, governmental charges, and levies imposed upon it, its income, or its profits, or upon any property belonging to it, and pay and discharge all such taxes, assessments, governmental charges and levies prior to the date on which penalties attach thereto, except where the same may be contested in good faith by appropriate proceedings and appropriate reserves have been established with respect thereto; provided, however, that the Borrower shall pay or cause to be paid all such taxes, assessments, charges, or levies forthwith whenever foreclosure on any lien that may have attached (or security therefor) appears imminent;

                  (g) Observance of Laws. The Borrower shall duly observe and conform to all laws, rules and regulations made by any Governmental Authority, and all valid requirements of any regulatory body which may acquire jurisdiction, which apply to the Borrower, including, without limitation, any environmental, pollution or toxic or hazardous waste law, except where the failure to duly observe and conform is not reasonably likely to, in the aggregate, have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower taken as a whole;

                  (h) Maintain Corporate Existence, Etc. The Borrower shall preserve and maintain its separate corporate existence and all rights, privileges, and franchises in connection therewith, and maintain its qualification and good standing in all states in which such qualification is necessary in order for the Borrower to conduct its business in such states;

                  (i) Maintain Licenses. The Borrower shall maintain in full force and effect all licenses, permits, charters and registrations which are material to the conduct of its business;

                  (j) Maintenance. The Borrower shall keep and maintain or cause to be kept and maintained its inventory, equipment, fixtures and all buildings, structures and improvements in good repair, working order and condition;

                  (k) Insurance. The Borrower shall keep all of its property insured by insurance companies licensed to do business in the State of New York and the states in which such property is located against loss or damage by fire, flood or other risk usually insured against under extended coverage endorsement and theft, burglary and pilferage, and such other hazards, each as shall be customary in the Borrower's industry and location, in amounts reasonably satisfactory to the Bank. The Borrower shall deliver to the Bank, on or before the Closing Date, and annually thereafter on the anniversary thereof, a list of all such insurance policies in effect and certificates of insurance with respect to all such policies. All insurance shall contain endorsements, in form reasonably satisfactory to the Bank, providing that the insurance shall not be cancelable, except upon thirty (30) days prior written notice to the Bank (unless such insurance policies are cancelled for nonpayment of premium, in which case the Bank shall receive ten (10) days prior written notice) and showing the Bank as a loss payee, subordinate to any holders of any Permitted Encumbrances. The Borrower agrees to make all such policies of insurance available for inspection by the Bank at any time during regular business hours;

                  (l) Payment of Indebtedness. The Borrower shall pay when due (or within applicable grace periods) all of its other Indebtedness due third Persons, except when the amount thereof is being contested in good faith by appropriate proceedings and with adequate reserves therefor being set aside on its books; and

                  (m) Further Assurances. The Borrower, at the request of the Bank, shall provide and, if necessary, execute, deliver and file such further instruments, and shall take such further actions as may be reasonably necessary in the Bank's reasonable judgment to effectuate the provisions of the Transaction Documents.

         8.02. NEGATIVE COVENANTS. The Borrower hereby covenants and agrees with the Bank that, so long as any of the Obligations remain unsatisfied or any commitments hereunder remain outstanding, it will comply at all times with the following negative covenants, unless the Bank shall have otherwise agreed in writing:

                  (a) Disposal of Assets. The Borrower shall not, and shall not permit any Subsidiary to, sell, lease, transfer, assign, or otherwise dispose of any of its assets, including the Collateral, other than in the ordinary course of business; provided, however, that the Borrower may sell Machinery and Equipment in an aggregate market value not greater than $75,000 for all such sales in one calendar year;

                  (b) Liens and Encumbrances.(1) The Borrower shall not, and shall not permit any Subsidiary to, mortgage, pledge, grant, or permit to exist a security interest in, or a lien or encumbrance upon, any of its assets of any kind, including the Collateral, now owned or hereafter acquired, except for Permitted Encumbrances; (2) the Borrower shall not enter into any other Agreement with any other Person which shall contain a covenant substantially similar to that set forth in clause (1) of this Section 8.02(b), except under Permitted Encumbrances;

                  (d) Corporate and Fictitious Names. The Borrower shall not use any corporate name (other than its own) or any fictitious name, except for names disclosed in writing to the Bank prior to the use thereof;

                  (e) New Places of Business. The Borrower shall not transfer its executive offices, or open new facilities, or transfer existing facilities, or maintain Records with respect to accounts, at any locations other than those at which the same are presently kept or maintained except with the Bank's prior written consent (which shall not be unreasonably withheld or delayed) and after the delivery to the Bank of financing statements, if required by the Bank, in form satisfactory to the Bank;

                  (f) Guaranties. Except for guaranties in effect on the date hereof, the Borrower shall not, and shall not permit any Subsidiary to, become liable directly or indirectly, as guarantor or otherwise for any obligation of any other Person, except for endorsement for deposit or collection in the ordinary course of the Borrower's business;

                  (g) Indebtedness. The Borrower shall not, and shall not permit any Subsidiary to, incur, create, assume, or permit to exist any Indebtedness except for (i) the Loan, (ii) Indebtedness secured by Permitted Encumbrances, (iii) trade payables or other obligations incurred in the ordinary course of business and (iv) intercompany debt incurred among the Company and its Principal Subsidiaries in the ordinary course of business consistent with past practices and pursuant to the reasonable requirements of its business;

                  (h) Mergers. The Borrower shall not merge with or into or consolidate with any other Person unless (i) the Borrower is the corporation surviving such consolidation or merger, or the corporation surviving such consolidation or merger, if not the Borrower, assumes the obligations of the Borrower hereunder in a writing acceptable to the Bank and (ii) in each case, after giving effect thereto, no Default shall have occurred and be continuing;

                  (i) Subsidiaries. The Borrower shall not create any direct or indirect Subsidiary not currently in existence or divest itself of any material assets by transferring them to any Subsidiary or enter into any partnership, joint venture or similar arrangement, or make any material change in its capital structure;

                  (j) Loans to Shareholders and Employees. The Borrower shall not, and shall not permit any Subsidiary to, make any loan or advance to any shareholder or employee of the Borrower, except (i) for business travel and similar temporary advances in the ordinary course of business; (ii) other loans or advances in the ordinary course of business, not to exceed $50,000 individually or $100,000 in the aggregate principal amount at any one time outstanding; and (iii) loans provided for in any existing employment agreement disclosed to the Bank;

                  (k) Dividends. The Borrower shall not pay any dividends, except for Preferred Dividends, make any capital distribution, or redeem or retire any capital stock or take any action which would have an effect equivalent to any of the foregoing, other than (A) cash dividends in an amount not to exceed (i) ten percent (10%) of the Borrower's net income plus (ii) all sums required to pay in full the federal, state and local income taxes of shareholders of the Borrower attributable to the taxable net income of the Borrower and (B) repurchases or redemptions of minority stock interests which would require an expenditure by the Borrower in excess of $100,000 in the aggregate;

                  (l) Transactions with Affiliates. The Borrower shall not, and shall not permit any Subsidiary to, enter into, or be a party to, any transaction with any of its Affiliates or enter into any partnership, joint venture or operating management agreement with any of its Affiliates, except for transactions that are (1) in the ordinary course of business consistent with past practices and pursuant to the reasonable requirements of its business or (2) upon fair and reasonable terms which are, upon a request by the Bank to disclose all such transactions, fully disclosed to the Bank and are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate;

                  (m) Loans to Affiliates. The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly make any loan or advance monies to any Affiliate (other than intercompany debt incurred among the Company and its Principal Subsidiaries in the ordinary course of business consistent with past practices and pursuant to the reasonable requirements of its business) in a sum or sums greater than $100,000 in the aggregate outstanding at any one time without the prior written consent of the Bank and any such loan or advance consented to by the Bank shall be evidenced by a promissory note and shall be pledged to the Bank;

                  (n) Investments. The Borrower shall not, and shall not permit any Subsidiary to, make any loans to, or purchase any debt or equity securities of, or otherwise make any investment in, any Person, and will not purchase or otherwise invest in, directly or indirectly, any nonoperating real estate or nonoperating assets, except (1) direct obligations of the United States of America, or of the Bank, negotiable certificates of deposit and overnight repurchase transactions with the Bank or any bank satisfactory to the Bank, commercial paper rated A-1 or P-1, or other investments approved in advance in writing by the Bank, and (2) operating assets that hereafter become nonoperating assets;

                  (o) Amendments to or Waivers of Related Documents. The Borrower shall not, and shall not permit any Subsidiary to, enter into any contract or agreement the substance of which shall act as an amendment to, or a waiver of any of the provisions of, any of the Related Documents;

                  (p) Untrue Statements or Omissions. The Borrower shall not, and shall not permit any Subsidiary to, willfully furnish or cause to be furnished to the Bank any certificate or other document that will contain any untrue statement of material fact or that will omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished; and

                  (q) Margin Stock. The Borrower shall not directly or indirectly apply any part of the proceeds of the Loan to the purchasing or carrying of any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations, or rulings thereunder.

                                   ARTICLE 9.
                                    DEFAULT.

         9.01. EVENTS OF DEFAULT. The occurrence of any one or more of the following events with respect to the Borrower shall constitute an Event of Default hereunder:

                  (a) The Borrower shall fail to pay to the Bank when due any principal payment on the Note or, within ten (10) days from receipt of written notice from the Bank, any other Obligation owing from the Borrower to the Bank, or shall fail to remit or deposit funds as required under this Agreement within 10 days after written notice;

                  (b) The Borrower shall fail to observe or perform any other obligation to be observed or performed by it hereunder or under any of the Related Documents, and such failure shall be willful or shall continue for twenty (20) days after (1) notice of such failure from the Bank; or (2) the Bank is notified of such failure or should have been so notified pursuant to the provisions of Section 8.01(b)(3) hereof, whichever is earlier;

                  (c) Any financial statement, representation, warranty, or certificate made or furnished to the Bank by, or with respect to, the Borrower in connection with this Agreement, or as inducement to the Bank to enter into this Agreement, or in any separate statement or document to be delivered to the Bank hereunder, shall be materially false, incorrect, or incomplete when made;

                  (d) The Borrower or any Subsidiary shall (1) fail to make any payment or payments, equal to or exceeding $100,000 in the aggregate, of any Indebtedness (including any interest or premium thereon) when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness, or (2) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument (other than, prior to February 14, 2000, a default of the provisions contained in Sections
         9.14 and 9.15 of the Loan and Security Agreement, dated August 20, 1998, between the Borrower and Congress Financial Corporation), if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, the maturity of any indebtedness, the unpaid principal amount or amounts of which then equals or exceeds $100,000 in the aggregate; provided, however, that the foregoing shall not apply to any such failure where the Borrower is contesting the existence of the obligation involved by appropriate proceedings, and any reserves required in accordance with GAAP have been established;

                  (e) The Borrower or any Subsidiary shall (1) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of the Borrower or any Subsidiary or of all or a substantial part of its property, (2) admit in writing its inability, or be generally unable, to pay its debts as such debts become due, (3) make a general assignment for the benefit of its creditors, (4) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (5) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts or (6) take any corrective action for the purposes of effecting any of the foregoing;

                  (f) A proceeding or case shall be commenced, without the application or consent of the Borrower or any Subsidiary, in any court of competent jurisdiction, seeking (1) the liquidation, reorganization, dissolution, winding-up or composition or readjustment of debts of the Borrower or any Subsidiary, (2) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or any Subsidiary, or of all or any substantial part of its assets, or (3) similar relief in respect of the Borrower or any Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) days from commencement of such proceeding or case, or an order for relief against the Borrower shall be entered in an involuntary case under the Federal Bankruptcy Code;

                  (g) The Borrower or any Subsidiary shall suffer final judgments for payment of money in excess of its insurance coverage and shall not discharge the same within a period of thirty (30) days;

                  (h) A judgment creditor of the Borrower shall obtain possession of any of the Collateral by any means, including (without implied limitation) levy, distraint, replevin, or self-help;

                  (i) The loss of any license, patent, trademark or franchise which has a Material Adverse Effect, unless such franchise was terminated, surrendered or cancelled by the Borrower with the Bank's consent; or

                  (j) The cancellation of any license, permit or other governmental authorization required to be possessed by the Borrower which has a Material Adverse Effect.

         9.02. REMEDIES. If an Event of Default shall have occurred then, and in any such event at any time thereafter if such Event of Default is continuing, the Bank may, in its discretion, do any one or more of the following:

                  (a) by notice to the Borrower declare the Note (together with accrued interest thereon and accrued fees) to be, and the Note shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided, that in the case of any of the Events of Default specified in Sections 9.01(e) or (f), without any notice to the Borrower or any other act by the Bank, the Note (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by the Borrower; and

                  (b) exercise any and all other rights and remedies existing at law or in equity or by statute (including, without limitation, the right to proceed by appropriate court action, either in law or in equity, to enforce performance by the Borrower of the applicable representations and warranties and covenants of this Agreement or to recover damages for the breach thereof.

         9.03. UCC REMEDIES. Further, upon the occurrence and during the continuance of an Event of Default the Bank shall have, in addition to all other rights provided herein and in each of the Related Documents, the rights and remedies of a secured party under the Uniform Commercial Code of each state in which any of the Collateral is located, and further, the Bank may, without demand and without advertisement, notice or legal process of any kind (except as may be required by law), all of which the Borrower waives, at any time or times, take physical possession of the Collateral, and maintain such possession on the Borrower's premises, without cost to the Bank, or remove the Collateral, or any part thereof, to such other place or places as the Bank may desire, and the Bank may sell and deliver any or all of the Collateral held by or for the Bank at public or private sale, for cash, upon credit or otherwise, at such prices and upon such terms as the Bank deems advisable, at its sole discretion. The Bank or any Affiliate of the Bank may be the purchaser at any such sale, if it is public, free from any right of redemption after such sale, which the Borrower also waives. The Bank may, if it deems it reasonable, postpone or adjourn any sale of the Collateral from time to time by an announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale. The Borrower agrees that the Bank has no obligation to preserve rights to the Collateral against prior parties or to marshall any Collateral for the benefit of any Person. The Bank is hereby granted a license or other right to use, without charge, the Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature as it pertains to the Collateral, and all of the Borrower's licenses and franchise agreements shall inure to the Bank's benefit, for the purposes of completing production or processing of, advertising for sale, and selling any Collateral in the exercise of the Bank's rights and remedies hereunder. In addition thereto, the Borrower further agrees that (a) in the event that notice is necessary under applicable law, written notice mailed to the Borrower in the manner specified in Section 10.07 hereof ten (10) Business Days prior to the date of public sale of any of the Collateral subject to the security interest created herein or prior to the date after which private sale or any other disposition of said Collateral will be made shall constitute reasonable notice, but notice given in any other reasonable manner or at any other time shall be sufficient if actually received; (b) without precluding any other method of sale, the sale of the Collateral shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of asset-based lenders disposing of similar property, but in any event the Bank may sell on such terms as the Bank may choose without assuming any credit risk and without any obligation to advertise or give notice of any kind; and (c) the Bank may require the Borrower to assemble the Collateral, taking all necessary or appropriate action to preserve and keep it in good condition, and make such available to the Bank at a place and time convenient to the Borrower and the Bank, all at the Borrower's expense. The proceeds of any such sale or disposition shall be applied first to the satisfaction of the Bank's reasonable attorneys' fees, legal expenses, and other costs and expenses incurred in connection with the taking, re-taking, holding, preparing for sale and selling of the Collateral and second to the payment (in whatever order the Bank elects) of all Obligations. After the application of all such proceeds as aforesaid, the Bank will return any excess to the Borrower. The Borrower shall remain liable to the Bank for any deficiency.

         9.04. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, the Bank may, and is hereby authorized by the Borrower, at any time and from time to time, to the fullest extent permitted by applicable Laws, without advance notice to the Borrower (any such notice being expressly waived by the Borrower), set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any other indebtedness at any time owing by the Bank to or for the credit or the account of, the Borrower against any or all of the Obligations of the Borrower now or hereafter existing, whether or not such Obligations have matured and irrespective of whether the Bank has exercised any other rights which it has or may have with respect to such Obligations, including, without limitation, any acceleration rights. The Bank agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section 9.04 are in addition to the other rights and remedies (including, without limitation, other rights of set-off) that the Bank may have.

         9.05. DISCRETION TO APPLY THE COLLATERAL. The Bank may, in its sole discretion, (i) exchange, enforce, waive or release any security or portion of the Collateral, (ii) apply such security or any proceeds thereof and direct the order or manner of sale thereof as the Bank may, from time to time, determine, and (iii) settle, compromise, collect or otherwise liquidate any such security for the Obligations in any manner following the occurrence and during the continuance of an Event of Default without affecting or impairing the Bank's right to take any other further action with respect to any security for the Obligations or any part thereof.

         9.06. RIGHTS AND REMEDIES CUMULATIVE; WAIVERS. The Bank's rights and remedies under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Bank may have. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one default or Event of Default shall not be construed to be a waiver of any subsequent default or Event of Default or impair any remedy, right or power consequent thereon.

         9.07. INJUNCTIVE RELIEF. The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Bank; therefore, the Borrower agrees that the Bank, if the Bank so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         9.08. LOAN BY BANK FOR BORROWER EXPENSES. If the Borrower or any co-tenant of the Borrower fails to pay any taxes, assessments or governmental charges levied or assessed or imposed upon or with respect to it or upon its income or profits, or upon any of its property, or otherwise incurs any lien or encumbrance (other than a Permitted Encumbrance) with respect to any of its property or fails to discharge when due and payable any Indebtedness secured by any encumbrance (whether or not a Permitted Lien) or fails to pay any insurance premium when due, or otherwise fails to pay any amount necessary for the protection and preservation of the Collateral and such event is an Event of Default, the Bank may pay the same, at the Bank's option, together with interest and penalty, and the Borrower agrees to immediately reimburse the Bank for amounts so paid. Additionally, in order to protect any security interest which the Bank is granted hereunder, upon the occurrence and continuation of an Event of Default, the Bank may, in its sole discretion, maintain guards, pay any service bureau or warehouseman, obtain bonds, obtain any record and take any other action which shall be necessary or appropriate, in the Bank's sole discretion, for the protection and preservation of the Collateral and the Borrower agrees to immediately reimburse the Bank upon demand for amounts so paid.

         9.09. POWER OF ATTORNEY. The Borrower on behalf of the Borrower hereby appoints the Bank or any other Person whom the Bank may designate as its attorney, with power, following the occurrence and during the continuance of an Event of Default: (a) to endorse the Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Bank's possession; (b) to sign the Borrower's name on any invoice or bill of lading relating to any accounts, on drafts against customers, on schedules and assignments of accounts, on notices of assignment, financing statements and other public records, on verifications of accounts and on notices to customers; (c) to notify the post office authorities to change the address for delivery of the Borrower's mail to an address designated by the Bank; and to receive, open and remove documents relating to the Collateral from all mail addressed to the Borrower (with all other mail to be returned promptly to the Borrower); (d) to send requests for verification of accounts to customers or account debtors; and (e) to do all things necessary to carry out this Agreement. The Borrower ratifies and approves all acts of such attorney. Neither the Bank nor the attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable until the Obligations have been fully satisfied.

         9.10. ACTIONS. Following the occurrence and during the continuance of an Event of Default, the Bank may (but shall not be obligated to) commence, appear in, or defend any action or proceeding purporting to affect the Borrower, the Collateral or the respective rights and obligations of the Bank and the Borrower pursuant hereto or to any Related Document. The Bank may (but shall not be obligated to) pay all necessary expenses, including reasonable attorneys' fees and expenses incurred in connection with such proceedings or actions, which the Borrower agrees to repay to the Bank upon demand.

                                   ARTICLE 10.
                                 MISCELLANEOUS.

         10.01. CONSTRUCTION. The provisions of this Agreement shall be in addition to those of the Related Documents, all of which shall be construed as complementary to each other. Nothing herein contained shall prevent the Bank from enforcing any or all the Related Documents in accordance with their respective terms. In the event of any conflict between the terms and provisions of this Agreement and the terms and provisions of any of the Related Documents, the terms and provisions of this Agreement shall prevail.

         10.02. FURTHER ASSURANCES. From time to time, the Borrower shall promptly execute and deliver to the Bank such additional documents and will provide such additional information as the Bank may reasonably require to carry out the terms of this Agreement and be informed of the status and affairs of the Borrower.

         10.03. PREFERENCES. The Bank shall have the continuing and exclusive right to apply or reverse and re-apply any and all payments to any portion of the Obligations. To the extent that the Borrower makes a payment or payments to the Bank or the Bank receives any payment or proceeds of the Collateral for the Borrower's benefit, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by the Bank.

         10.04. INDEMNIFICATION. The Borrower hereby agrees to indemnify and hold harmless the Bank from and against any and all claims, damages, losses, liabilities, reasonable out-of-pocket costs or expenses whatsoever which the Bank may incur (or which may be claimed against the Bank by any person or entity whatsoever) by reason of or in connection with the occurrence of an Event of Default or the pursuit by the Bank of any remedy in connection with an Event of Default; provided, however, that the Borrower shall not be required to indemnify the Bank for claims, damages, losses, liabilities, costs or expenses, to the extent, but only to the extent caused by the willful misconduct or the gross negligence of the Bank.

         10.05. REIMBURSEMENT FOR BANK EXPENSES. The Borrower shall reimburse the Bank on demand for all of the reasonable out-of-pocket expenses incurred by the Bank in connection with the negotiation, preparation, execution, delivery, modification and administration of this Agreement, and the Related Documents, including, without limitation, searches, search fees, title insurance premiums, fees for title abstracts, filings, filing fees and taxes, consulting fees, printing expenses, closing costs, recording charges, brokerage fees, compensation and commissions, and the fees and disbursements of counsel to the Bank, Kirkpatrick & Lockhart LLP, and any other counsel retained by the Bank, all printing expenses, communication, closing and publicity expenses, and all reasonable out-of-pocket expenses incurred by the Bank (including, without limitation, reasonable attorney's fees and disbursements) to: (i) commence, defend or intervene in any court proceeding relating to the Collateral or the Related Documents; (ii) file a petition, complaint, answer, motion or other pleadings, or to take any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) relating to the Collateral or the Related Documents; (iii) protect, collect, lease, sell, take possession of, or liquidate any of the Collateral; (iv) attempt to enforce any lien or security interest in any of the Collateral; (v) cure defaults of the Borrower, perform any covenants of the Borrower, and protect the rights of the Bank under the Related Documents; and (vi) enforce or seek legal advice with respect to the Bank's rights under this Agreement, or any of the Related Documents or any other remedies with respect to collecting the Obligations. The Borrower also agrees to pay, and to save harmless the Bank from any delay in paying, any intangibles, documentary stamp and other taxes, if any, which may be payable in connection with the execution and delivery of any of the Related Documents, or the recording of filing of any thereof, or any modification thereof, except that the Borrower shall not be required to pay any such tax which the Borrower is prohibited from paying under applicable law.

         10.06. STRICT ENFORCEMENT BY THE BANK. The Bank shall have the right at all times to enforce the provisions of the Transaction Documents in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the Bank in refraining from so doing at any time or times. The failure of the Bank at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same.

         10.07. NOTICES. Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed delivered (i) if delivered in person, when so delivered, (ii) if sent by telecopy, when so sent and confirmed as received by the receiving telecopier, and (iii) if sent by registered mail, postage prepaid, return receipt requested, three (3) Business Days after being sent, as follows, unless such address is changed by written notice hereunder:

         (A) If to the Borrower:

                           Ecogen Inc.
                           2000 Cabot Boulevard West
                           Langhorne, Pennsylvania 19047
                           Attention: President
                           Telecopy: 215-757-3339

         (B) If to the Bank:

                           The Berkshire Bank
                           600 Madison Avenue
                           New York, New York 10022
                           Attention: President
                           Telecopy: 212-935-7480

         10.08. BANK PARTICIPATIONS. Notwithstanding any other provision of this Agreement, the Borrower understands that the Bank may, at its own cost and expense, at any time enter into participation or co-lending agreements with one or more banks or other institutions (each a "PARTICIPATING BANK") whereby the Bank may allocate certain percentages of its commitment to them or allow such Banks to fund a portion of the Loan, but only so long as the Bank remains the servicing agent for the Loan. For purposes of servicing the Loan, the Borrower shall only be required to respond to and communicate with the Bank. The Borrower hereby agrees to execute such other documents as the Bank reasonably may require to facilitate the execution and delivery of, and performance under any participation or co-lending agreements. The Borrower acknowledges that, for the convenience of all parties, this Agreement is being entered into with the Bank only and that the Obligations are undertaken for the benefit of, and as an inducement to, any such Participating Bank as well as the Bank, and the Borrower hereby grants to each such Participating Bank, to the extent of its participation in or funding of the Loan and, to the extent permitted by applicable law, the right to set off deposit accounts maintained by the Borrower with such bank.

         10.09. ASSIGNMENTS BY THE BORROWER. The Borrower shall not have the right to assign this Agreement or any interest therein, and hereby agree that no Person other than the Borrower shall have any interest in this Agreement or the proceeds of the Loan.

         10.10. CONTINUING OBLIGATION. This Agreement is a continuing obligation and shall be binding upon the Borrower, its successors and assigns and inure to the benefit of and be enforceable by the Bank and its successors, transferees and assigns until all the Obligations shall have been paid in full, whereupon this Agreement shall terminate; provided, however, that the indemnification obligations of the Borrower pursuant to Sections 2.09(b), 10.04 and 10.05 hereof shall survive the termination of this Agreement.

         10.11. SUPERSEDING AGREEMENT. This Agreement supersedes any commitment letters or other agreements between the Bank and the Borrower prior to the date hereof relating to the subject matter hereof.

         10.12. AMENDMENTS AND WAIVERS IN WRITING. No amendment of this Agreement or waiver of any of the provisions hereof shall be effective unless it is in writing and signed by the party against whom enforcement of such amendment or waiver is sought, and then only to the extent specifically stated.

         10.13. SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         10.14. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that personal property security interests in the Collateral are governed by the law of other jurisdictions.

         10.15. CONSENT TO JURISDICTION; WAIVER OF TRIAL BY JURY. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY (I) AGREES THAT ANY SUIT, ACTION OR OTHER

LEGAL PROCEEDING ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF RECORD OF THE STATE OF NEW YORK OR THE COURTS OF THE UNITED STATES LOCATED IN THE STATE OF NEW YORK; (II) CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF EACH SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING; AND (III) WAIVES ANY OBJECTION WHICH IT MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY OF SUCH COURTS; AND IN ANY ACTION HEREUNDER THE BORROWER AND THE BANK WAIVE THE RIGHT TO DEMAND A TRIAL BY JURY.

         10.16. HEADINGS. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         10.17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                                 ECOGEN INC.


                                                 By:__________________________
                                                 Name:
                                                 Title: President

                                                 THE BERKSHIRE BANK


                                                 By:__________________________
                                                 Name: Moses Krausz
                                                 Title: President

                                 ACKNOWLEDGEMENT

STATE OF NEW YORK               |
                                | SS:
COUNTY OF NEW YORK              |


          On December __, 1999, before me, the undersigned, a Notary Public in and for said State, personally appeared ______________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                        ______________________________________
                                                    Notary Public

                                         My commission expires: ______________

                                                                       EXHIBIT A


This instrument and the obligations evidenced hereby are subordinated, in the manner and to the extent set forth in an Intercreditor and Subordination Agreement (the "Subordination Agreement") dated as of December 23, 1999 by and between Congress Financial Corporation and the Payee of this instrument, and the holder of this instrument, by such holder's acceptance hereof, agrees (i) to be bound by the terms of the Subordination Agreement, and (ii) in the event that any conflict exists between the terms of this instrument or any document executed in connection with the delivery of this instrument and the terms of the Subordination Agreement, the terms of such Subordination Agreement shall govern and be controlling.

                            TERM LOAN PROMISSORY NOTE

$1,500,000                                                     December 23, 1999

         FOR VALUE RECEIVED, the undersigned, ECOGEN INC., a Delaware corporation, with an office at 2000 Cabot Boulevard West, Langhorne, Pennsylvania 19047 (the "Borrower"), promises to pay to the order of THE BERKSHIRE BANK, a New York banking corporation, with an office at 600 Madison Avenue, New York, New York 10022 (hereinafter referred to as the "Bank"; the Bank, and any subsequent holder(s) hereof, being hereinafter referred to collectively as the "Holder"), as set forth below, at the above office of the Bank, or at such other place as the Holder may designate to the Borrower in writing from time to time, such sums as the Holder may advance to the Borrower hereunder, up to the principal sum of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000) in lawful money of the United States of America which shall at the time of payment be legal tender in payment of all debts and dues, public and private, and to pay interest on the unpaid balance of said principal sums from time to time outstanding from the date hereof until payment in full, whether before or after maturity, in like funds and money at said office, payable and computed as provided in the Term Loan and Security Agreement (hereinafter defined), such interest to be payable monthly in arrears on the last day of each month, commencing on January 31, 2000, and on the date the principal of this Note shall be due (at stated maturity, on acceleration, or otherwise).

         An amount of principal on this Note equal to $500,000 shall be due and payable on June 23, 2000 and the outstanding principal balance of this Note shall be due and payable on June 23, 2001.

         The unpaid balance of this Note at any time shall be the total amounts loaned or advanced by the Holder hereof, less the amount of payments or prepayments of principal made hereon by or for the account of the Borrower. All payments or prepayments made hereunder on account of principal or interest may be endorsed by the Holder hereof on the Schedule attached hereto and made a part hereof for all purposes. Additional Schedule pages may be attached hereto from time to time by the Holder hereof if more space is necessary.

         This Note may be prepaid in whole or in part at any time as provided in the Term Loan and Security Agreement.

         All payments hereon shall be credited first to accrued interest, next to any other sums due hereunder and the remainder to the unpaid principal balance, until all funds due hereunder have been paid in full.

         Without limiting the right of the Holder to bring any action or proceeding against property of the Borrower arising out of or relating to this Note (an "Action") in the courts of other jurisdictions, the Borrower hereby irrevocably submits to the jurisdiction of any court of New York State or any court of the United States of America sitting in New York City, and the Borrower hereby irrevocably agrees that any Action may be heard and determined in such New York State court or in such United States court. The Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any Action in any jurisdiction. The Borrower hereby irrevocably agrees that the summons and complaint or any other process in any Action in any jurisdiction may be served by mailing to the address of the Borrower set forth in the Term Loan and Security Agreement or by hand delivery to a person of suitable age and discretion at such address. Such service will be complete on the date such process is so mailed or delivered, and the Borrower will have thirty days from such completion of service in which to respond in the manner provided by law. The Borrower may also be served in any other manner permitted by law, in which event the Borrower's time to respond shall be the time provided by law.

         Both the Borrower and the Holder hereby irrevocably waive all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to any obligation under this Note.

         In the event this Note or any part thereof is collected by or through an attorney at law, the Borrower agrees to pay all costs of collection, including but not limited to, reasonable attorney's fees and court costs actually incurred.

         Time is of the essence of this Note. Presentment for payment, demand, notice of dishonor, protest and all other notices other than as set forth herein or in the Term Loan and Security Agreement and Related Documents are hereby waived by the Borrower. No failure to accelerate the debt evidenced hereby by reason of default hereunder, acceptance of a past due installment, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of the Holder thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by the laws of the State of New York; and the Borrower hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of the Borrower under this Note, either in whole or in part unless the Holder agrees otherwise in writing. This Note may not be changed orally, but only in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         The Borrower hereby waives and renounces for itself, its successors and assigns, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now provided, or which may hereafter be provided by the Constitution and laws of the United States of America and of any state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note.

         This Note is issued pursuant to that certain Term Loan and Security Agreement, dated as of December 23, 1999 (the "Term Loan and Security Agreement"), between the Borrower and the Bank, and is one of the Note as defined in the Term Loan and Security Agreement.

         It is the intention of the parties hereto to conform strictly to applicable usury laws as in effect from time to time. Accordingly, if any transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable), then, in that event, notwithstanding anything to the contrary in this Note, or any other agreement entered into in connection with this Note, it is agreed that the aggregate of all consideration that constitutes interest under applicable law that is contracted for, charged, or received under this Note, or under any of the other aforesaid agreements or otherwise in connection with this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited to the Borrower by the Holder that has contracted for, charged, or received such excess interest (or, if such consideration shall have been paid in full, such excess refunded to the Borrower by the Holder). All sums paid, or agreed to be paid, to the Holder for the use, forbearance, and detention of the indebtedness of the Borrower by the Holder shall, to the extent permitted by applicable law, be amortized, pro rated, allocated, and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform, but does not exceed the highest lawful rate, throughout the full term thereof. In the event it should be determined that the Bank has contracted for any rate of interest in excess of the highest lawful rate, then ipso facto such rate shall be reduced to the highest lawful rate so that no amounts shall be charged which are in excess thereof, and, in the event it should be determined that any excess over such highest lawful rate has been charged or received, the Bank shall promptly refund such excess to the Borrower; provided, however, that, if lawful, any such excess shall be paid by the Borrower to the Bank as additional interest (accruing at a rate equal to the maximum legal rate minus the rate provided for hereunder) during any subsequent period when regular interest is accruing hereunder at less than the maximum legal rate.

         Wherever possible, each provision of this instrument shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this instrument shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this instrument.

         As used herein the terms "Borrower", "Bank" and "Holder" shall be deemed to include their respective heirs, successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law.

         IN WITNESS WHEREOF, the Borrower has executed this Note on the date first above written.


                                                 ECOGEN INC.


                                                 By:__________________________
                                                 Name:
                                                 Title:

                   SCHEDULE OF TERM LOAN PAYMENTS OF PRINCIPAL

PRINCIPAL REPAID     PRINCIPAL BALANCE      REPAYMENT DATE         NOTATION BY

----------------     -----------------     ----------------     ----------------

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----------------     -----------------     ----------------     ----------------

----------------     -----------------     ----------------     ----------------

----------------     -----------------     ----------------     ----------------

----------------     -----------------     ----------------     ----------------

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----------------     -----------------     ----------------     ----------------

                                 ACKNOWLEDGEMENT

STATE OF NEW YORK               |
                                | SS:
COUNTY OF NEW YORK              |


         On December __, 1999, before me, the undersigned, a Notary Public in and for said State, personally appeared ______________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                        ______________________________________
                                                    Notary Public

                                         My commission expires: ______________